Exhibit 99.1

331 Treble Cove Road North Billerica, MA 01862	800.362.2668 www.lantheus.com
Lantheus Holdings, Inc. Reports Second Quarter 2020 Financial Results
•Completed acquisition of Progenics Pharmaceuticals, Inc., adding robust portfolio of oncology therapeutics and diagnostics to pipeline
•Worldwide revenue of $66.0 million for the second quarter 2020, representing a decrease of 23.0% from the prior year period
•Net loss of $7.0 million for the second quarter 2020, compared to net income of $6.4 million in the prior year period
•GAAP diluted EPS of $(0.16) for the second quarter 2020, compared to GAAP diluted EPS of $0.16 in the prior year period; adjusted diluted EPS of $0.10 for the second quarter 2020, compared to adjusted diluted EPS of $0.27 in the prior year period
•Net cash used in operating activities was $2.2 million for the second quarter 2020. Free cash flow was a use of $4.4 million in the second quarter 2020
NORTH BILLERICA, MA., July 30, 2020 - Lantheus Holdings, Inc. (the “Company”) (NASDAQ: LNTH), the parent company of Lantheus Medical Imaging, Inc. and Progenics Pharmaceuticals, Inc., and a global leader in the development, manufacture and commercialization of innovative diagnostic and therapeutic agents and products, today reported financial results for its second quarter ended June 30, 2020.
On June 19, 2020, the Company completed the acquisition of Progenics Pharmaceuticals, adding three leading FDA approved products and an emerging clinical-stage pipeline of radiopharmaceutical therapeutics and diagnostics for the treatment of cancer.
The Company’s worldwide revenue for the second quarter of 2020 totaled $66.0 million, compared with $85.7 million for the second quarter of 2019, representing a decrease of 23.0% from the prior year period.
The Company’s second quarter 2020 net loss was $7.0 million, or $(0.16) per fully diluted share, as compared to net income of $6.4 million, or $0.16 per fully diluted share for the second quarter of 2019.
The Company’s second quarter 2020 adjusted fully diluted earnings per share were $0.10, as compared to $0.27 for the second quarter of 2019, representing a decrease of 63.0% from the prior year period.
Lastly, net cash used in operating activities was $2.2 million for the second quarter 2020. Free Cash Flow was a use of $4.4 million in the second quarter of 2020, representing a decrease of approximately $22.0 million from the prior year period.
“As we continue to navigate through the COVID-19 global pandemic, the health and safety of our employees, patients, and other partners in the healthcare community remain our top priority. We closed our acquisition of Progenics in June and are now integrating our portfolio of innovative products and product candidates to enhance our diagnostic and therapeutic footprint,” said Mary Anne Heino, President and CEO. “Procedures utilizing our products for the second quarter were impacted by COVID-related hospital and customer restrictions. However, we demonstrated an impressive month-to-month recovery in our business as healthcare markets across the U.S. began to re-open. As we look to the future, our focus will be on unlocking value across our newly combined company including our exciting portfolio of opportunities.”
Outlook
On April 9, 2020, the Company withdrew full year 2020 revenue, revenue growth, and adjusted fully diluted earnings per share guidance as a result of the continued uncertainties surrounding the scope, duration and impacts of the COVID-19 pandemic. Due to these uncertainties, and uncertain timing of global recovery and economic normalization, Lantheus continues to be unable to provide guidance as to the overall impacts on its operations and financial results during the ongoing pandemic.

Internet Posting of Information
The Company routinely posts information that may be important to investors in the “Investors” section of its website at www.lantheus.com. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.
Conference Call and Webcast
As previously announced, the Company will host a conference call on Thursday, July 30, 2020 at 8:00 a.m. ET. To access the live conference call via telephone, please dial 1-866-498-8390 (U.S. callers) or 1-678-509-7599 (international callers) and provide passcode 5565687. A live audio webcast of the call also will be available in the Investors section of the Company’s website at www.lantheus.com.
A replay of the audio webcast will be available in the Investors section of our website at www.lantheus.com approximately two hours after completion of the call and will be archived for 30 days.
The conference call will include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the safe-harbor section of this press release.
About Lantheus Holdings, Inc.
Lantheus Holdings, Inc. is the parent company of Lantheus Medical Imaging, Inc. and Progenics Pharmaceuticals, Inc., and a global leader in the development, manufacture and commercialization of innovative diagnostic and therapeutic agents and products. Lantheus provides a broad portfolio of products, including the echocardiography agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension; TechneLite® (Technetium Tc99m Generator), a technetium-based generator that provides the essential medical isotope used in nuclear medicine procedures; AZEDRA® for the treatment of certain rare neuroendocrine tumors; and RELISTOR® for the treatment of opioid-induced constipation, which is partnered with Bausch Health Companies, Inc. The Company is headquartered in North Billerica, Massachusetts with offices in New York, New Jersey, Puerto Rico, Canada and Sweden. For more information, visit www.lantheus.com.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as adjusted net income and its line components; adjusted net income per share - fully diluted; and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. However, these measures may exclude items that may be highly variable, difficult to predict and of a size that could have a substantial impact on the Company’s reported results of operations for a particular period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
Safe Harbor for Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” as defined under U.S. federal securities laws, including statements about our 2020 outlook. Forward-looking statements may be identified by their use of terms such as anticipate, believe, confident, could, estimate, expect, intend, may, plan, predict, project, target, will and other similar terms. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements include (i) our future operating results; (ii) the impact of the COVID-19 pandemic on our business, financial condition and prospects; (iii) risks that the anticipated benefits of the acquisition of Progenics Pharmaceuticals, Inc. or other commercial opportunities may otherwise not be fully realized or may take longer to realize than expected; (iv) expectations for future clinical trials, the timing and potential outcomes of clinical studies and filings and other interactions with regulatory authorities; and (v) the risk and uncertainties discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).
- Tables Follow -

Lantheus Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues	$66,010	$85,705	$156,714	$172,215
Cost of goods sold	40,162	41,132	92,864	83,558
Gross profit	25,848	44,573	63,850	88,657
Operating expenses
Sales and marketing	6,305	10,948	16,435	21,345
General and administrative	20,670	13,293	37,369	25,882
Research and development	4,418	5,795	8,466	10,724
Total operating expenses	31,393	30,036	62,270	57,951
Operating (loss) income	(5,545)	14,537	1,580	30,706
Interest expense	1,914	4,543	3,860	9,135
Loss on extinguishment of debt	—	3,196	—	3,196
Other income	(756)	(1,312)	(1,106)	(2,499)
(Loss) income before income taxes	(6,703)	8,110	(1,174)	20,874
Income tax expense	309	1,698	2,501	4,513
Net (loss) income	$(7,012)	$6,412	$(3,675)	$16,361
Net (loss) income per common share:
Basic	$(0.16)	$0.16	$(0.09)	$0.42
Diluted	$(0.16)	$0.16	$(0.09)	$0.41
Weighted-average common shares outstanding:
Basic	43,135	38,972	41,284	38,789
Diluted	43,135	40,239	41,284	40,064

Lantheus Holdings, Inc.
Consolidated Segment Revenues Analysis
(in thousands – unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
United States
DEFINITY	$39,544	$53,466	(26.0)%	$94,554	$103,182	(8.4)%
TechneLite	15,591	16,865	(7.6)%	34,947	36,923	(5.4)%
Other nuclear	5,804	9,127	(36.4)%	14,866	18,651	(20.3)%
Rebates and allowances	(3,540)	(4,268)	(17.1)%	(8,223)	(8,132)	1.1%
Total United States	57,399	75,190	(23.7)%	136,144	150,624	(9.6)%
International
DEFINITY	821	1,163	(29.4)%	2,602	2,558	1.7%
TechneLite	3,318	3,241	2.4%	7,060	7,328	(3.7)%
Other nuclear	4,473	6,119	(26.9)%	10,911	11,715	(6.9)%
Rebates and allowances	(1)	(8)	(87.5)%	(3)	(10)	(70.0)%
Total International	8,611	10,515	(18.1)%	20,570	21,591	(4.7)%
Worldwide
DEFINITY	40,365	54,629	(26.1)%	97,156	105,740	(8.1)%
TechneLite	18,909	20,106	(6.0)%	42,007	44,251	(5.1)%
Other nuclear	10,277	15,246	(32.6)%	25,777	30,366	(15.1)%
Rebates and allowances	(3,541)	(4,276)	(17.2)%	(8,226)	(8,142)	1.0%
Total Revenues	$66,010	$85,705	(23.0)%	$156,714	$172,215	(9.0)%

Lantheus Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income	$(7,012)	$6,412	$(3,675)	$16,361
Stock and incentive plan compensation	3,385	3,376	6,460	6,157
Amortization of acquired intangible assets	927	451	1,319	902
Non-recurring refinancing related fees	460	—	460	—
Extinguishment of debt	—	3,196	—	3,196
Strategic collaboration and license costs	—	300	—	300
Integration costs	1,201	—	3,573	—
Acquisition-related costs	7,517	—	8,929	—
Impairment of long-lived assets	—	—	7,275	—
Other	—	—	(75)	—
Income tax effect of non-GAAP adjustments(a)	(1,940)	(2,852)	(5,446)	(4,795)
Adjusted net income	$4,538	$10,883	$18,820	$22,121
Adjusted net income, as a percentage of revenues	6.9%	12.7%	12.0%	12.8%

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income per share - diluted	$(0.16)	$0.16	$(0.09)	$0.41
Stock and incentive plan compensation	0.08	0.08	0.14	0.15
Amortization of acquired intangible assets	0.02	0.01	0.03	0.02
Non-recurring refinancing related fees	0.01	—	0.01	—
Extinguishment of debt	—	0.08	—	0.08
Strategic collaboration and license costs	—	0.01	—	0.01
Integration costs	0.03	—	0.09	—
Acquisition-related costs	0.18	—	0.22	—
Impairment of long-lived assets	—	—	0.18	—
Income tax effect of non-GAAP adjustments(a)	(0.06)	(0.07)	(0.13)	(0.12)
Adjusted net income per share - diluted	$0.10	$0.27	$0.45	$0.55
Weighted-average common shares outstanding - diluted(b)	43,303	40,239	41,702	40,064
(a)The income tax effect of the adjustments between GAAP net income (loss) and non-GAAP adjusted net income takes into account the tax treatment and related tax rate that apply to each adjustment in the applicable tax jurisdiction.
(b)Diluted shares may differ for non-GAAP measures as compared to GAAP due to a GAAP net loss position.

Lantheus Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net cash (used in) provided by operating activities	$(2,156)	$21,053	$7,252	$31,521
Capital expenditures	(2,255)	(3,434)	(4,953)	(13,984)
Free cash flow	$(4,411)	$17,619	$2,299	$17,537

Lantheus Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands – unaudited)

	June 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$90,309	$92,919
Accounts receivable, net	46,883	43,529
Inventory	35,334	29,180
Other current assets	8,630	7,283
Total current assets	181,156	172,911
Property, plant and equipment, net	122,903	116,497
Intangibles, net	389,512	7,336
Goodwill	57,765	15,714
Deferred tax assets, net	67,441	71,834
Other long-term assets	60,918	21,627
Total assets	$879,695	$405,919
Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt and other borrowings	$17,143	$10,143
Accounts payable	16,301	18,608
Accrued expenses and other liabilities	42,892	37,360
Total current liabilities	76,336	66,111
Asset retirement obligations	13,602	12,883
Long-term debt, net and other borrowings	210,010	183,927
Other long-term liabilities	64,164	28,397
Total liabilities	364,112	291,318
Total stockholders’ equity	515,583	114,601
Total liabilities and stockholders’ equity	$879,695	$405,919

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Investors:
Mark Kinarney
Senior Director, Investor Relations
978-671-8842

Melissa Downs
Associate Director, Communications
646-975-2533